EXHIBIT 99.2

CorrectMed Locust Grove, LLC & CorrectMed Scott, LLC
Combined Balance Sheet
March 31, 2014

Current Assets
Cash	$500
Patient accounts receivable, net	221,987
Other receivables	35,617
Prepaid expenses and other assets	56,814
TOTAL CURRENT ASSETS	314,918

Property and Equipment
Buildings and leasehold improvements	1,169,270
Equipment	540,096
Furniture and fixtures	83,509
Software	71,381
1,864,256
Less: Accumulated Depreciation	(723,644)
Net Fixed Assets	1,140,612

TOTAL ASSETS	$1,455,530

Liabilities and Member's Equity

Current Liabilities
Accounts Payable	12,902
Note payable - current portion	36,267
Obligation under capital lease - current portion	31,948
Accrued salaries and benefits	85,237
Other accrued expenses	251,210
TOTAL CURRENT LIABILITIES	417,564

Long-Term Liabilities
Note payable-noncurrent portion	405,373
Obligation under capital lease - noncurrent portion	401,525
TOTAL LONG-TERM LIABILITIES	806,898

Member's Equity	231,068

TOTAL LIABILITIES & MEMBER'S EQUITY	$1,455,530

See Notes to the Combined Financial Statements.

EXHIBIT 99.2

CorrectMed Locust Grove, LLC & CorrectMed Scott, LLC
Combined Statement of Operations
For the three months ending March 31, 2014

Patient service revenues, net	$777,515

Operating expenses:
Salaries and wages	486,332
Payroll taxes and benefits	83,626
Medical supplies and drugs	101,469
Contracted medical services	15,183
Rent expense	32,738
Office supplies and other	147,009
Management fees	145,500
Depreciation expense	60,079
Total operating expenses	1,071,936

Loss from operations	(294,421)

Other income (expenses)
Other income	25
Interest expense	(20,695)
Total other income (expenses)	(20,670)

Net loss	$(315,091)

See Notes to the Combined Financial Statements.

EXHIBIT 99.2

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC
Combined Statement of Cash Flows
For the three months ending March 31, 2014

Cash Flows from Operating Activities
Net loss	$(315,091)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	60,079

Net change in operating assets and liabilities:
Patient accounts receivable	104,632
Other receivables	7,146
Prepaid expenses and other assets	3,729
Accounts payable	3,304
Accrued expenses	56,438
Net cash used in operating activities	(79,763)

Cash Flows from Financing Activities
Payments on capital leases	(8,059)
Principal payments on note payable	(10,741)
Decrease in accounts payable - affiliate	—
Contribution from Member	98,563
Net cash provided by financing activities	79,763

Net change in cash	—

Cash
Beginning of year	500

End of year	$500

Supplemental Disclosure of Cash Flow Information, cash paid for interest	$20,695

See Notes to the Combined Financial Statements.

EXHIBIT 99.2

CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC

Notes to Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
CorrectMed Locust Grove, LLC was organized during the year ended December 31, 2010, for the purposes of operating a primary and urgent care clinic, which includes in-house x-ray and a full lab. CorrectMed Scott, LLC, a company related through common ownership, opened its facility, which also includes a primary and urgent care clinic along with an in-house x-ray facility and full lab, in November of 2011.

The accounting and reporting policies conform to accounting principles generally accepted in the United States of America and the prevailing practices within the healthcare industry. The significant accounting policies used in preparing and presenting the financial statements are summarized as follows:

Principles of combination: The companies are limited liability companies created and regulated under the laws of the state of Georgia. The financial statements and related notes include the accounts of CorrectMed Locust Grove, LLC and CorrectMed Scott, LLC (collectively referred to as the Company). Both companies are wholly owned subsidiaries of Triage Holding, Inc. All significant intercompany accounts and transactions have been eliminated during the combination of these financial statements.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considers its most significant estimates to be the collectability of accounts receivable, including the determination of the allowance for doubtful accounts and contractual adjustments. Actual results could differ from these estimates.

Patient accounts receivable: Receivables consist of amounts due from insurance companies and patients in Atlanta, Georgia area. The Company provides credit in the normal course of operations to patients. The Company generally does not require collateral with the extension of credit; as such, the majority of its receivables are unsecured. Patient accounts receivable are recorded net of expected contractual adjustments and an allowance for doubtful accounts.

Allowances for doubtful accounts and contractual adjustments: The Company maintains an allowance for doubtful accounts based on management's assessment of collectability, current economic conditions, and prior experience. The Company determines if patient accounts receivable are past-due based on the service date; however, the Company does not charge interest on past-due accounts. The Company charges off patient accounts receivable if management considers the collection of the outstanding balances to be doubtful.

While management uses available information in estimating the Company's allowances for contractual adjustments and doubtful accounts, changes in the reimbursable contract rates and the composition of the patient treatments could result in further changes in the carrying amounts of patient receivables. As such, it is reasonably possible that the estimated patient receivables may change materially in the near term. The amount of the change that is reasonably possible, however, cannot be estimated.

Patient service revenue, net: The Company has agreements with various third-party payors that provide for payments to the Company at amounts different from its established rates. Net patient revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors, at the time services are rendered. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered, and adjusted in future periods as final settlements are determined.

EXHIBIT 99.2

Note 2.    Patient Accounts Receivable, Net
A summary of patient accounts receivable as of March 31, 2014 is as follows:

Patient accounts receivable	$856,979
Estimated allowance for contractual adjustments and doubtful accounts	(634,992)
Patient accounts receivable, net	$221,987

Note 3.	Patient Service Revenues, Net
The Company has agreements with governmental and other third-party payors that provide for payments to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the differences between the Company's billings at established rates for services and amounts reimbursed by third-party payors. A summary of the basis of reimbursement with major third-party payors is as follows:

•
Medicare - Services rendered to Medicare program beneficiaries are recorded at prospectively determined rates. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors.

•
Commercial and HMO - The Company has entered into agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. Billing methodologies under these agreements include discounts from established charges and prospectively determined rates.

Below is a summary of patient service revenues for the three months ended March 31, 2014:

Gross patient service revenue	$1,671,240
Less:
Provision for contractual adjustments	(893,725)
Bad debt expense	—
Patient service revenue, net	$777,515

Note 4.	Concentrations of Credit Risk
The Company grants credit without collateral to its patients, which consist primarily of local residents which are insured under third-party payor agreements. The mix of gross patient receivables as of March 31, 2014 and gross patient revenues for the three months ended March 31, 2014 are as follows:

	Revenues	Receivables

Blue Cross/ Blue Shield	36%	21%
United Healthcare	13%	9%
Other, including self pay	51%	70%
	100%	100%

Note 5.	Subsequent Event
On May 8, 2014, the Company closed on a transaction to sell substantially all of its assets to ACSH Urgent Care of Georgia, LLC.